EXHIBIT 23

                                ARTHUR ANDERSEN LLP
                               Hartford, Connecticut








                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                     -----------------------------------------


         As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statement on Form S-8 (Registration Statement No. 333-29515) concerning its Employee Savings Plan, Registration Statement on Form S-8 (Registration Statement No. 333-29521) concerning its Union Employee Savings Plan and its Registration Statement on Form S-3 (Registration Statement No.33-38087-99) concerning its Automatic Dividend Reinvestment Plan.






                                                     S/ Arthur Andersen LLP
                                                  --------------------------
                                                       (ARTHUR ANDERSEN LLP)


   Hartford, Connecticut
   December 17, 1997